Exhibit 10.1

SYNEOS HEALTH, INC.
2018 Equity Incentive Plan

Global Restricted Stock Unit Award Agreement for Directors

This Global Restricted Stock Unit Award Agreement for Directors (the “Agreement”) is made by and between Syneos Health, Inc., a Delaware corporation (the “Company”), and [INSERT NAME] (the “Participant”), effective as of [INSERT DATE OF GRANT] (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the Syneos Health, Inc. 2018 Equity Incentive Plan (as the same may be amended and/or amended and restated from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement will have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant of Restricted Stock Units payable in shares of Common Stock (the “Shares”), subject to the terms and conditions set forth in the Plan and this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.

Grant of Restricted Stock Units.  The Company has granted to the Participant, effective as of the Date of Grant, [insert number] Restricted Stock Units, on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as set forth in Section 4.5 of the Plan (the “RSUs”).

2.	Vesting of RSUs. Subject to the terms and conditions set forth in the Plan and this Agreement, the RSUs will vest as follows:
(a)

General. Except as otherwise provided in Sections 2(b) through 2(c) and Section 4, 100% of the Shares subject to the RSUs will vest on the first anniversary of the Date of Grant, or, if earlier, the date of the next subsequent annual meeting following the Date of Grant but only to the extent the Participant is not re-elected as a Non-Employee Director at such annual meeting, in each case, subject to the Participant’s continued Service through the applicable vesting date.

(b)	Effect of Death and Termination Due to Disability. The RSUs will become fully vested immediately upon the Participant’s death or termination of Service due to Disability.
(c)

Change in Control. To the extent that (i) the RSUs are not converted, assumed, substituted or replaced by a successor or survivor corporation, or a parent or subsidiary thereof upon the occurrence of a Change in Control or (ii) the Participant’s Service is not continued by the successor or survivor corporation in

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connection with such Change in Control, the RSUs will become fully vested immediately prior the consummation of a Change in Control subject to the Participant’s continued Service through the date of such Change in Control.

3.	Settlement of RSUs Upon Vesting.
(a)

Settlement in Shares.  RSUs vested as described in Section 2 above will be settled by delivering to the Participant a number of Shares equal to the number of vested RSUs within sixty (60) days of the date on which the RSUs vest. In any case, the Company may provide a reasonable delay in the delivery of the Shares to address TaxRelated Items, withholding, and other administrative matters.  Neither the Company nor the Committee will be liable to the Participant or any other Person for damages relating to any delays in issuing the Shares or any mistakes or errors in the issuance of the Shares.

(b)

BookEntry Registration of the Shares. The Company will deliver the Shares payable pursuant to this Agreement within the settlement period set forth in Section 3(a) by registering such Shares with the Company’s transfer agent (or another custodian selected by the Company) in bookentry form in the Participant’s name.

(c)

Shareholder Rights. The Participant will not have any rights of a stockholder with respect to the Shares subject to the RSUs, including voting and dividend rights, unless and until the Shares are delivered as described in Section 3(b) above.

(d)

Responsibility for Taxes.  The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and that the Participant will consult with his or her personal tax advisor regarding the Tax-Related Items that arise in connection with this Agreement.  The Participant is relying solely on such advisor and is not relying in any part on any statement or representation of the Company or any of its agents. The Participant further acknowledges that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the delivery of Shares following the vesting date of the RSUs, the subsequent sale of Shares acquired pursuant to such vesting/delivery and the receipt of any dividends and/or dividend equivalents; and (2) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(e)

Withholding Requirements.  Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company, or its respective agents, at the Company’s discretion, to

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satisfy their obligations, if any, with regard to all Tax-Related Items by one or a combination of the following: (1) cash payment by the Participant to the Company prior to the day of vesting of an amount that the Company will apply to the required withholding; (2) withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or (3) withholding in Shares to be issued upon settlement of the RSUs.  For the purposes of alternative (3) above, any Shares withheld shall be credited for purposes of the withholding requirements at the Fair Market Value of the Shares on the date that the tax withholding is determined.  Until such time as the Company provides notice to the contrary, it will collect withholding for Tax-Related Items pursuant to alternative (2) above; provided, however, that if such method (A) cannot be processed by the broker or (B) the Participant is subject to the Company’s Policy on Insider Trading and Communications with the Public (the “Insider Trading Policy”), the sale of Shares pursuant to alternative (2) is prohibited under the Insider Trading Policy and the Participant has not entered into an arrangement that is intended to comply with the requirements of Rule 10b5-1(c)(1) of the Exchange Act and that provides for the sale of all of the Shares subject to this Agreement, the Company will instead collect withholding for Tax-Related Items pursuant to alternative (3).

The Company may withhold or account for Tax-Related Items by considering rates up to, but not exceeding, the maximum tax rates in the Participant’s jurisdiction(s), in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

Finally, the Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

4.

Forfeiture.  Except as provided in Sections 2(b) through 2(c) above, any unvested RSUs will be forfeited immediately, automatically and without consideration upon a termination of the Participant’s Service for any reason. Without limiting the generality of the foregoing, the RSUs and the Shares (and any resulting proceeds) will continue to be subject to Section 13 of the Plan.

5.

Adjustment to RSUs.  In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan, the RSUs may be adjusted in accordance with Section 4.5 of the Plan.

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6.	Nature of Grant. In accepting the RSUs, the Participant acknowledges, understands and agrees that:
(a)

the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)

the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)	all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;
(d)	the RSUs and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company or any Subsidiary;
(e)	the Participant is voluntarily participating in the Plan;
(f)

unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary; and

(g)	the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty.
7.

No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares.  The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

8.

Insider Trading Restrictions/Market Abuse Laws.  The Participant acknowledges that, depending on the Participant’s or the Participant’s broker’s country of residence or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares or rights linked to the value of Shares (e.g., phantom awards, futures) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before possessing inside information.  Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Keep in mind third parties include fellow employees.

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Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  The Participant is responsible for complying with any applicable restrictions and should speak with a personal legal advisor on this matter.

9.	Miscellaneous Provisions
(a)

Securities Laws Requirements or Exchange Control Laws Requirements.  No Shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other securities or exchange control laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met.  As a condition precedent to the issuance of Shares pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet those requirements.  The Committee may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those Shares.

(b)

NonTransferability.  The RSUs and the rights and privileges conferred thereby shall be non-transferable except as provided by Section 15.3 of the Plan.  Any Shares delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon any certificate(s) or other document(s) delivered to the Participant, or on the books and records of the Company’s transfer agent, to make appropriate reference to such restrictions.

(c)	No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration.
(d)

Notification.  Any notification required by the terms of this Agreement will be given by the Participant (i) in a writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt.  Any notification required by the terms of this Agreement will be given by the Company (x) in a writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified

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mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.

(e)

Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement.  This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.

(f)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
(g)

Successors and Assigns.  The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(h)

Severability.  The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(i)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.
(j)

Choice of Law; Jurisdiction.  This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The Participant and each party to this Agreement agrees that it will bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Plan and this Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”), and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court

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is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action will be effective if notice is given in accordance with this Agreement.

(k)

Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(l)

Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(m)

Acceptance.  The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement.  The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement.  In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Unit Award Agreement as of the date first written above.

[insert name]	SYNEOS HEALTH, INC.

By:
Signature	Name:
Title:

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